UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2023

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Equity Long-Term Incentive Program

On September 10, 2023, the Board of Directors (the “Board”) of Lucid Group, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the below annual equity awards for the below named executive officers of the Company (the “NEOs”) pursuant to a new 2023 equity award framework, comprised of restricted stock units (“RSUs”), performance stock units (“PSUs”) (based on the target number of PSUs) and premium-priced stock options (“Premium-Priced Options”).

Name and Title	Number of RSUs	Target Number of PSUs	Number of Premium-Priced Options
Sherry House Chief Financial Officer	408,663	817,327	408,663
Eric Bach Senior Vice President, Product and Chief Engineer	408,663	817,327	408,663
Michael Bell Senior Vice President, Digital	408,663	817,327	408,663

RSUs

The RSUs will vest over four years, with 1/8 vesting on the grant date, and the remainder vesting in equal quarterly installments of 1/16, subject to the NEO’s continued employment through the applicable vesting dates. The RSUs were granted under the Plan using an RSU award agreement substantially consistent with the form of RSU award agreement previously filed by the Company.

PSUs

The number of PSUs earned pursuant to the PSU awards will be between 0% and 150% of an NEO’s target number of PSUs and will be determined based on the level of achievement of revenue, gross margin, and free cash flow performance goals (the “Performance Goals”), in each case, as measured over the period from January 1, 2023 through December 31, 2023 (the “Performance Period”) and as adjusted by an individual performance multiplier. Any earned PSUs will vest (i) 1/3 on the later of March 5, 2024 and the date that the level of achievement with respect to the Performance Goals is certified and (ii) 2/3 in equal quarterly installments thereafter, subject to the NEO’s continued employment through the applicable vesting dates.

In the event of a Change in Control (as defined in the Company’s Second Amended and Restated 2021 Stock Incentive Plan (the “Plan”)) or any other significant corporate transaction, in each case, during the Performance Period, performance with respect to the Performance Goals will be deemed satisfied at the greater of actual and target performance. Subject to the terms of the Company’s Executive Severance Benefit Plan, the PSU awards, to the extent earned, will otherwise remain outstanding following such a transaction and will vest subject to the NEO’s continued employment through the applicable vesting dates.

The foregoing description is subject to, and qualified in its entirety by, the Plan and the PSU Agreement, the terms of which are incorporated herein by reference.

Premium-Priced Options

The Premium-Priced Options will vest over four years, with 5/48 vesting on the first monthly anniversary of the grant date, and the remainder vesting in equal monthly installments of 1/48, subject to the NEO’s continued employment through the applicable vesting dates. The Premium-Priced Options were granted under the Plan using an option award agreement substantially consistent with the form of option award agreement previously filed by the Company. The exercise price for the Premium-Priced Options was determined based on the greater of (i) 125% of the 30-day volume-weighted average closing price (determined as of the grant date) of the Company’s common stock and (ii) the closing price of the Company’s common stock on the grant date.

Special Bonus For Sherry House

In recognition of the significant role of Sherry House in the public offering of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and concurrent private placement of Common Stock to the Company’s majority stockholder, Ayar Third Investment Company, as described in the Company’s Form 8-K filed on May 31, 2023, on September 10, 2023, the Board, upon the recommendation of the Compensation Committee, approved a special cash bonus for Ms. House in the amount of $600,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2023

Lucid Group, Inc.

	By:	/s/ Sherry House
Sherry House
Chief Financial Officer